Exhibit 99.1

Ozop Energy Solutions, Inc. Appoints Steven Klauber as Chief Operating Officer to Spearhead the Next Phase of Growth and Innovation

Warwick, NY – (March 18th, 2024) – Ozop Energy Solutions, Inc. (OZSC), a leader in innovative energy and lighting solutions, proudly announces the appointment of Steven Klauber as Chief Operating Officer (COO). Mr. Klauber holds an MBA in Business Administration, Management and Operations from the Lake Forest Graduate School of Management. With a distinguished career that spans over 27 years, including a pivotal role at Coronet, Inc., Mr. Klauber’s expertise in operational leadership and innovation will be instrumental in driving Ozop Energy’s strategic initiatives forward.

Brian Conway, CEO of Ozop Energy Solutions, Inc. expressed his enthusiasm about Klauber’s appointment: “Steven’s joining our executive team marks a significant milestone in our company’s journey towards achieving operational excellence and sustainable growth. His proven track record, strategic mindset, and deep understanding of both the lighting industry as well as large scale manufacturing will be invaluable as we continue to expand our product offerings and strengthen our market presence.”

Steven Klauber shared his vision for his new role: “I am thrilled to join the dynamic team at Ozop Energy Solutions at such a transformative time. My goal is to harness my industry experience and operational acumen to refine our commissioning business and to assist in the commercialization and production of the innovative OZOP ARC. This is a unique opportunity to contribute to a company that is not just participating in the lighting sector but is actively shaping its future with this new controls solution.”

Klauber’s strategic focus will be on streamlining operations, enhancing product development processes, and leading the commercialization efforts for Ozop Energy Solution Inc.’s flagship products, including the OZOP ARC and URC platforms. His leadership is expected to fortify Ozop Energy’s position as a leader in lighting controls, driving innovation and excellence across all its subsidiaries.

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com